SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

Millennium Bankshares Corporation

 (Exact name of registrant as specified in its charter)

Virginia	0-49611	54-1920520
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

1601 Washington Place, Reston, Virginia 20190

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  703.464.0100

N/A

(Former Name or Former Address, if changed since last report)

                Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 24, 2008, Millennium Bankshares Corporation (the “Company”) and its wholly owned subsidiary, Millennium Bank, National Association (the “Bank”), terminated the Employment Agreement dated as of August 1, 2006 among the Company, Bank and Carroll C. Markley, the former President and Chief Executive Officer of the Company and Bank (the “Employment Agreement”), and the Consulting Agreement, dated as of August 1, 2006 among the Company, the Bank, and CCM Consulting Services, Inc., a company wholly owned by Mr. Markley (the “Consulting Agreement”), pursuant to Section 4.2 of each agreement.  The Company and Bank believe that they do not have any further obligations to Mr. Markley as a result of such termination.  The Employment Agreement and the Consulting Agreement were described in the Company’s proxy statement for the 2006 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on August 25, 2006, and were filed as exhibits to the Company’s Current Report on Form 8-K filed on August 2, 2006.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

	By:	/s/ Richard I Linhart
Richard I. Linhart, President and Chief Executive Officer

Dated: January 29, 2008